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                                                                   EXHIBIT 10.23

                                THIRD AMENDMENT
                                     TO THE
                          LOAN AND SECURITY AGREEMENT

      THIS THIRD AMENDMENT (this "Amendment") is made August 28, 2002 by and between GOLDEN EAGLE LEASING, INC., an Arizona corporation ("Borrower"), and WEBSTER BANK, a federally chartered savings bank ("Lender").

                                   Background

      A. Lender has extended a revolving credit loan in the maximum amount of $15,000,000 (the "Loan") to Borrower pursuant to the terms of that certain Loan and Security Agreement by and between Lender and Borrower dated August 24, 2001 as amended by that certain First Amendment to Loan and Security Agreement by and between Lender and Borrower dated September 19, 2001, that certain Second Amendment to Loan and Security Agreement by and between Lender and Borrower dated March 28, 2002 and that certain letter agreement by and among Lender, Borrower and Guarantor dated August 22, 2002 (collectively, the "Loan Agreement").

      B. The Loan is evidenced by that certain Amended and Restated Revolving Credit Note dated March 28,2002 in the original principal amount of $15,000,000 (the "Note"). The indebtedness of the Note is secured by Borrower's grant to Lender of a security interest in the Collateral, as such term is defined in the Loan Agreement.

      C. The Loan has been guarantied by Hypercom Corporation, the Borrower's parent corporation, pursuant to that certain Guaranty dated as of August 24, 2001 as reaffirmed by that certain Reaffirmation of Guaranty dated March 28, 2002 (collectively, the "Guaranty" and together with the Loan Agreement, the Note, and all other documents relating thereto, the "Loan Documents").

      D. Borrower has requested that Lender modify the terms of the Loan Documents to provide for, among other things, an extension of the maturity of the Loan, a decrease in the Revolving Credit Rate, and a modification of a financial covenant.

      E. Lender has agreed to Borrower's request, subject to the terms and conditions contained in this Amendment.

                                   Agreement

      In consideration of the Background, which is incorporated by this reference, other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and the mutual promises and covenants contained in this Amendment, the parties, intending to be bound legally, agree as follows:

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      1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

      2. Extension of Maturity Date.

            (a) The Term set forth in the Transaction Summary forming a part of Recital A of the Loan Agreement is hereby amended to read as follows:

      Term:  Expires on February 24, 2004

            (b) Section 1(ca) of the Loan Agreement is amended to read as follows:

      "Maturity Date" shall mean February 24, 2004.

            (c) Section 1(de) of the Loan Agreement is amended to read as follows:

      "Stated Expiry Date" shall mean February 24, 2004.

      3. Reduction of the Revolving Credit Rate.

            (a) The Revolving Credit Rate set forth in the Transaction Summary forming a part of Recital A of the Loan Agreement is hereby amended to read as follows:

      Revolving Credit Rate: The Wall Street Journal Prime Rate plus one and one quarter percent (1.25%) or 30 day LIBOR plus four hundred (400) basis points.

            (b) Section 2.5(a) of the Loan Agreement is amended to read as follows:

      2.5 Interest. (a) Borrower shall pay interest to Lender on each Revolving Credit Advance at the rate set forth in (i) or (ii) below as elected by Borrower at the time the Revolving Credit Advance is requested (the "Revolving Credit Rate") provided that (A) no more than fifty percent (50%) of the aggregate principal balance of all Revolving Credit Advances may bear interest pursuant to (i) below at any time; (B) each Revolving Credit Advance for which the Revolving Credit Rate set forth in (i) below is elected must be in the amount of no less than one hundred thousand dollars ($100,000); (C) Borrower may have no more than five (5) Revolving Credit Advances bearing interest at the Revolving Credit Rate set forth in
      (i) below outstanding at any time; and (D) at the option of the Lender the rate described in (i) below shall no longer be available following the occurrence of an Event of Default hereunder:

      (i) A rate per annum (the "Revolving LIBOR-Based Rate") equal to the sum of London InterBank Offering Rate available to Lender for U.S.

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      dollar thirty-day deposits, plus four hundred (400) basis points, such
      Revolving LIBOR-Based Rate to be further adjusted to compensate Lender for all applicable reserve requirements imposed upon Lender in respect of LIBOR investments as determined by Lender at the time of such advance and at the end of each successive 30 day period thereafter (each an "Interest Period"). Each such rate shall remain in effect for the entire Interest Period until redetermined for the next successive Interest Period; or

      (ii) A floating rate per annum (the "Revolving Prime-Based-Rate") equal to the "Prime Rate" as published in the section of the Wall Street Journal entitled "Money Rates," (the "Wall Street Journal Prime Rate") plus one and one quarter percent (1.25%). The Revolving Prime-Based Rate will change automatically and immediately as of the date of a change in the Prime Rate, without notice to the Borrower.

      Interest shall be calculated on the basis of a 360-day year, but shall be computed for the actual number of days in each period for which interest is charged. With respect to a Revolving Prime-Based Rate, interest shall be payable monthly in arrears on the first Business Day of each month. With respect to a Revolving LIBOR-Based Rate, interest shall be payable, in arrears, on the first Business Day following the expiration of the 30-day LIBOR period. Notwithstanding anything else set forth herein, all interest on the Revolving Credit Loan shall be payable on the Commitment Termination Date, and if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

      4. Modification of Financial Covenant.

            Section 5.2(a) of the Loan Agreement is amended to read as follows:

      (a) Total Liabilities/Tangible Net Worth Ratio. Borrower shall maintain a ratio of total liabilities (adding any contingent liabilities of the Borrower arising from the sale of any Leases) to Tangible Net Worth of no greater than (i) 15.0:1.0 as of the end of each Fiscal Quarter of the Borrower, beginning with the Fiscal Quarter ending September 30, 2001 through and including the Fiscal Quarter ending June 30, 2002; and (ii) 2.25:1.0 as of the end of each Fiscal Quarter of the Borrower thereafter, beginning with the Fiscal Quarter ending September 30, 2002.

      5. Limitation on Indebtedness.

            (a) The following is hereby added as Section 6(l) of the Loan
Agreement:

      (l) Create, incur, assume or permit to exist any Indebtedness that would cause


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         (i) Borrower's total outstanding Lease Financing to exceed
         $40,000,000.00,

         (ii) total Lease Financing available to Borrower, including, without limitation amounts outstanding and amounts unadvanced under existing facilities or transactions, whether committed, discretionary or otherwise, to exceed $45,000,000.00, or

         (iii) Borrower's Indebtedness other than (w) Lease Financing, (x) other Indebtedness of the Borrower disclosed in the Financial Statements delivered by Borrower to Lender pursuant to Section 5.1(c) hereof for the Fiscal Month ended June 30, 2002, (y) intercompany Indebtedness owed by Borrower to Hypercom up to a maximum of $7,500,000.00, all of which is fully subordinate to the Revolving Credit Loan pursuant to that certain Subordination Agreement of Hypercom dated August 24, 2002, and (z) Indebtedness incurred in connection with the implementation of Borrower's new lease tracking and general ledger system (i.e. "Leaseworks") up to a maximum of $700,000.00 (such amount to be in addition to the approximately $391,000.00 in Indebtedness already incurred for such purpose), to exceed $500,000.00, in any such case without the prior written consent of the Lender. As used herein, the term Lease Financing means the Obligations and other so called asset based loans and extensions of credit (A) similar in structure and terms to the Revolving Credit Loan, (B) secured solely by assets meeting the definition of Leases in Section 1(bq) hereof (other than identification on a Lease Certificate), (C) in which the total amount advanced and permitted to remain outstanding is limited to a percentage of the value of such collateral, and (D) having advance rates and collateral eligibility criteria substantially similar to those contained herein. For the purposes of this Section 6(l), Borrower's Lease Financing shall be determined exclusive of the existing Indebtedness of Borrower as evidenced in part by those certain Contract Backed Term Notes of Borrower payable to the order of United of Omaha Life Insurance Company, Teachers' Insurance and Annuity Association of America and Sigler & Co. dated May 24, 2001, in the aggregate original principal amount of $31,960,044.00 and having an aggregate current principal balance of $16,253,189.34.

            (b) Section 1(bz) of the Loan Agreement is amended to read as follows:


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      (bz) "Material Adverse Effect" shall mean: a material adverse effect on
      (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents. Material Adverse Effect shall include, without limitation, the incurrence by Borrower of any liability (other than Indebtedness permitted by Section 6(c) or Section 6(l) and reasonable and customary business expenses incurred in the ordinary course of business), contingent or liquidated, which has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $100,000.

6.    Modification of Reporting Requirements

            (a) Section 5.1(c) of the Loan Agreement is amended to read as follows:

      (c) Within 30 days following the end of each Fiscal Month, the internally prepared Financial Statements for such Fiscal Month, accompanied by a certification of Lisa Lersner, Chief Operating Officer of Borrower that such Financial Statements are complete and correct, that no Restricted Payments have been made, that Borrower is in compliance with all financial covenants contained herein and that no other Default has occurred (or specifying those Defaults of which she is aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder, such certification to be in the form of Exhibit H attached hereto, or such other form as Lender shall require;

             (b) The following is hereby added as Section 5.1(g) of the Loan
      Agreement:

      (g) Within 30 days following the end of each Fiscal Quarter, a quarterly reconciliation of the lease loss reserve in form, scope, substance and level of detail acceptable to the Lender, reconciling the Borrower's reserve for future lease losses against actual lease losses for such preceding Fiscal Quarter.

      7. Replacement Note.

            (a) Simultaneously with the execution and delivery of this Amendment, Borrower is executing and delivering to Lender a $15,000,000 Second Amended and Restated Revolving Credit Note in the form of Exhibit F attached hereto.


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            (b) Borrower shall pay interest on the outstanding principal balance of the Second Amended and Restated Revolving Credit Note and shall repay the Indebtedness evidenced thereby in accordance with the terms thereof. The Borrower's obligations under the Second Amended and Restated Revolving Credit Note are and shall continue to be secured by the Collateral.

            (c) The Second Amended and Restated Revolving Credit Note shall constitute the Revolving Credit Note under the Loan Agreement for all purposes. Exhibit F attached hereto shall be substituted for and shall constitute for all purposes Exhibit F to the Loan Agreement.

            (d) Section 1(db) of the Loan Agreement is amended to read as follows:

      (db) Revolving Credit Note shall mean the promissory note of Borrower dated August __, 2002 substantially in the form of Exhibit F.

      7. Representations and Warranties. All of the representations, warranties and covenants contained in the Loan Documents are true and correct on and as of the date hereof.

      8. Conditions Precedent. Lender's obligations hereunder and extension of the Maturity Date, decrease in the Revolving Credit Rate and modification of the financial covenant as described above are subject to the satisfaction as of the date of this Amendment of each of the following conditions precedent which shall be in form, scope and substance satisfactory to Lender and its counsel:

            (a) Evidence of Corporate Action. Lender shall have received certified copies of all Board of Director resolutions (in form and substance satisfactory to Lender) made by Borrower and Guarantor to authorize the execution, delivery and performance of this Amendment, together with certified copies of Borrower's and Guarantor's Articles of Incorporation and all amendments thereto, certified copies of Borrower's and Guarantor's By-Laws and all amendments thereto, and current Certificates of Good Standing for Borrower and Guarantor, and such other documents as Lender or its counsel may reasonably require.

            (b) Guarantor's Documents. Lender shall have received a Reaffirmation of Guaranty, duly executed by the Guarantor, in form and substance satisfactory to Lender and its counsel.

            (c) Commitment Fee. In consideration for entering into this Amendment, the Borrower has paid to Lender a Commitment Fee of $56,250.

            (d) Opinion. Lender shall have received a written opinion of counsel to Borrower and Guarantor in form and substance satisfactory to Lender and its counsel.


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            (e) Legal Fees. Borrower shall have reimbursed Lender for the legal fees and disbursements of Shipman & Goodwin LLP, counsel to Lender, in connection with the negotiation, review, execution and delivery of all of the documents prepared with respect to the transactions contemplated herein, plus related disbursements.

            (f) Other Documents. Borrower shall have delivered to Lender such other documents as Lender or its counsel reasonably require.

            (g) Other Lender Approval. Borrower shall have delivered evidence to the Lender that Borrower's other Lenders, including but not limited to Congress Financial Corporation, have given their approval to the transactions contemplated by this Amendment.

      9. Reaffirmation of the Obligations. The Borrower acknowledges and reaffirms the Obligations, the Borrower's liability for repayment thereof and all previous grants of collateral by the Borrower to secure the Obligations. The Borrower acknowledges that no setoff, counterclaim or defense exists with respect to the Borrower's liability under the Obligations and that no claim against the Lender exists, and waives its right to raise any such setoff, counterclaim, defense or claim against the Lender arising out of occurrences on or prior to the date hereof.

      10. Loan Documents. Except to the extent explicitly modified by this Amendment or by any document contemplated by, or executed pursuant to the provisions of this Amendment, all of the provisions of the Loan Documents shall remain in full force and effect, including, without limitation, all representations, warranties, negative covenants, affirmative covenants, and events of default. In addition, as of the date hereof, the Borrower represents that the Borrower is in full compliance with all provisions of the Loan Document, and no Event of Default, as specified in the Loan Documents, and no event which, with the giving of notice or passage of time or both, would constitute an Event of Default, has occurred. Any default under any of the Loan Documents shall constitute a default hereunder.

      11. Other.

            (a) Prejudgement Remedy Waiver. THE BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS TO WHICH THIS AMENDMENT RELATE ARE COMMERCIAL TRANSACTIONS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED AND IN EFFECT ON THE DATE HEREOF, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT OR REMEDY THAT THE LENDER MAY ELECT TO USE OR OF WHICH IT MAY AVAIL ITSELF. THE BORROWER FURTHER WAIVES, TO THE GREATEST EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL


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PRESENT AND FUTURE VALUATION, APPRAISEMENT, EXEMPTION, STAY, REDEMPTION AND
MORATORIUM LAWS. THE BORROWER FURTHER WAIVES ANY REQUIREMENT THAT LENDER OBTAIN A BOND OR OTHER SIMILAR DEVICE IN CONNECTION WITH THE EXERCISE OF ANY REMEDY OR THE ENFORCEMENT OF ANY RIGHT HEREUNDER.

            (b) Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            (c) Jury Waiver. THE BORROWER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE LOAN PROVIDED FOR HEREIN, OR ANY CONDUCT RELATING TO THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF SUCH LOAN OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE BORROWER AND THE LENDER HERETO. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS KNOWINGLY BEEN AGREED TO BY THE BORROWER.

      The parties hereto have executed this Amendment as of the date first written above.

                                    GOLDEN EAGLE LEASING, INC.

                                    By: /s/ Scott Tsujita
                                       ---------------------------------
                                       Name:  Scott Tsujita
                                       Title: Senior Executive Officer

                                    WEBSTER BANK

                                    By: /s/ Glenn Marx
                                       ---------------------------------
                                       Name:  Glenn Marx
                                       Title: Vice President

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